                      POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Jon-Luc Dupuy, Nicholas Helmuth von Moltke, Samuel Ramos and Michael A. Reardon, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, post-effective amendments to Registration Statements, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by Commonwealth Annuity and Life Insurance Company under file numbers 33-57792 (VEL'93), 333-9965 (Gateway Elite), 333-81019 (Gateway Plus),
33-85916/811-8848 (Pioneer Vision), 33-44830 (Delaware Medallion III), 33-39702 (Exec Annuity Plus/Allmerica Advantage), 33-47216 (Commonwealth Select Resource), 333-78245 (Allmerica Select Reward), 333-141019/811-22024 (Preferred Plus), 333-141045/811-22024 (Advantage IV), initial registration statements, and pre-effective amendments under file numbers 333-141019/811-22024 (Preferred Plus), 333-141045/811-22024 (Advantage IV),
and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

SIGNATURE                            TITLE                              DATE
---------                            -----                              ----


/s/ Allan Levine
--------------------------------     Chairman of the Board            4/9/2007
Allan Levine


/s/ Nicholas Helmuth von Moltke
--------------------------------     Director, Vice President,        4/9/2007
Nicholas Helmuth von Moltke          and Chief Operating Officer

/s/ Donald Mullen
--------------------------------     Director                         4/9/2007
Donald Mullen

/s/ J. William McMahon
--------------------------------     Director                         4/9/2007
J. William McMahon

/s/ Timothy J. O'Neill
--------------------------------     Director                         4/9/2007
Timothy J. O'Neill

/s/ Michael A. Pirrello
--------------------------------     Chief Financial Officer          4/9/2007
Michael A. Pirrello

/s/ Samuel Ramos
--------------------------------     Vice President and Secretary     4/9/2007
Samuel Ramos

/s/ Michael A. Reardon
--------------------------------     Director, President and          4/9/2007
Michael A. Reardon                   Chief Executive Officer

--------------------------------     Vice President and Treasurer     4/9/2007
Amol Sagun Naik

/s/ Jane Spanier Grosso
--------------------------------     Vice President and Controller    4/9/2007
Jane Spanier Grosso

/s/ Margot K. Wallin
--------------------------------     Vice President and Chief         4/9/2007
Margot K. Wallin                     Compliance Officer

/s/ Alan Akihiro Yamamura
--------------------------------     Vice President and Chief         4/9/2007
Alan Akihiro Yamamura                Risk Officer

                          POWER OF ATTORNEY

I, the undersigned, hereby severally constitute and appoint Jon-Luc Dupuy, Nicholas Helmuth von Moltke, Samuel Ramos and Michael A. Reardon, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in any and all capacities, post-effective amendments to Registration Statements, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by Commonwealth Annuity and Life Insurance Company under file numbers 33-57792 (VEL'93), 333-9965 (Gateway Elite), 333-81019 (Gateway Plus),
33-85916/811-8848 (Pioneer Vision), 33-44830 (Delaware Medallion III), 33-39702 (Exec Annuity Plus/Allmerica Advantage), 33-47216 (Commonwealth Select Resource), 333-78245 (Allmerica Select Reward), 333-141019/811-22024 (Preferred Plus), 333-141045/811-22024 (Advantage IV), initial registration statements, and pre-effective amendments under file numbers 333-141019/811-22024 (Preferred Plus), 333-141045/811-22024 (Advantage IV),
and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness my hand on the date set forth below.

SIGNATURE                          TITLE                               DATE
---------                          -----                               ----
/s/ Amol Sagun Naik
----------------------------       Vice President and Treasurer      4/9/2007
Amol Sagun Naik